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                                                                     EXHIBIT 8.1





                                 April 4, 2001



RFS Hotel Investors, Inc.
850 Ridge Lake Boulevard, Suite 200
Memphis, Tennessee  38120



                            RFS HOTEL INVESTORS, INC.
                  QUALIFICATION AS REAL ESTATE INVESTMENT TRUST

Ladies and Gentlemen:

     We have acted as counsel to RFS Hotel Investors, Inc., a Tennessee corporation (the "Company"), in connection with the preparation of a Form S-3 registration statement filed with the Securities and Exchange Commission ("SEC") on April 4, 2001 (the "Registration Statement"), with respect to the issuance from time to time of up to 1,000,000 shares of the common stock, par value $0.01 per share, of the Company in connection with the Company's Dividend Reinvestment and Stock Purchase Plan. You have requested our opinion regarding certain U.S. federal income tax matters.

     The Company, through RFS Partnership, L.P., a Tennessee limited partnership (the "Operating Partnership"), and its subsidiary partnerships and limited liability companies (the "Subsidiary Partnerships"), currently owns 59 hotels and associated personal property (the "Hotels"). The Company, or a wholly-owned subsidiary of the Company, owns a 1% general partnership interest or managing member interest, as applicable, and the Operating Partnership owns a 99% limited partnership interest or non-managing member interest, as applicable, in each Subsidiary Partnership. The Operating Partnership and Subsidiary Partnerships lease the Hotels to RFS TRS Holdings, Inc. and its subsidiaries (together, the "TRS Lessee") pursuant to substantially similar operating leases (the "Leases"). Flagstone Hospitality Management operates and manages the Hotels on behalf of the TRS Lessee pursuant to substantially similar management agreements (the "Management Agreements") with the TRS Lessee.

     In giving the opinions set forth herein, we have examined the following:




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RFS Hotel Investors, Inc.
April 4, 2001
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1. the Company's Second Restated Charter, as filed with the Secretary of State of the State of Tennessee on January 31, 1995, as amended on June 27, 1996 and January 2, 2001;

2. the Company's Bylaws;

3. the prospectus contained as part of the Registration Statement (the "Prospectus");

4. the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of January 2, 2001 (the "Operating Partnership Agreement"), among the Company, as general partner, and several limited partners;

5. the partnership agreements of the Subsidiary Partnerships, which are listed on Exhibit A attached hereto (the "Subsidiary Partnership Agreements");

6. the Leases;

7. the Management Agreements; and

8. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

     In connection with the opinions rendered below, we have assumed, with your consent, that:

1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2. the Company qualified as a REIT for its 1995 taxable year and all prior taxable years;

3. during its taxable year ending December 31, 2001 and subsequent taxable years, the Company has operated and will continue to operate in such a manner that makes and




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RFS Hotel Investors, Inc.
April 4, 2001
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will continue to make the representations contained in a certificate, dated
March 29, 2001 and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

4. the Company will not make any amendments to its organizational documents, the Operating Partnership Agreement, or the Subsidiary Partnership Agreements after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year;

5. each partner (each, a "Partner") of the Operating Partnership and the Subsidiary Partnerships that is a corporation or other entity has a valid legal existence;

6. each Partner has full power, authority, and legal right to enter into and to perform the terms of the Operating Partnership Agreement and the Subsidiary Partnership Agreements and the transactions contemplated thereby; and

7. no action will be taken by the Company, the Operating Partnership, the Subsidiary Partnerships, or the Partners after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

     In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Officer's Certificate.

     Based on the factual matters in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, the discussions in the Prospectus under the caption "Taxes--21. What are the Federal Income Tax Consequences of Participating in the Plan?" (which are incorporated herein by reference), and without further investigation as to such factual matters, we are of the opinion that:




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RFS Hotel Investors, Inc.
April 4, 2001
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     (a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ended December 31, 1996 through December 31, 2000, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ended December 31, 2001, and in the future; and

     (b) the descriptions of the law contained in the Prospectus under the caption "Taxes--21. What are the Federal Income Tax Consequences of Participating in the Plan?" are correct in all material respects.

     We have performed no due diligence and have made no efforts to verify the accuracy and genuineness of the documents and assumptions set forth above, and the representations set forth in the Officer's Certificate. We will not review on a continuing basis the Company's compliance with such documents, assumptions, or representations. Accordingly, no assurance can be given that the actual results of the Company's operations will satisfy the requirements for qualification and taxation as a REIT.

     The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

     The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date





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RFS Hotel Investors, Inc.
April 4, 2001
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of this letter. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                          Very truly yours,
                                                 Hunton & Williams


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                                    EXHIBIT A

                        SUBSIDIARY PARTNERSHIP AGREEMENTS


1. Limited Partnership Agreement of RFS Financing Partnership, L.P., dated October 4, 1996, between RFS Financing Corporation, as general partner, and the Operating Partnership, as limited partner.

2. Limited Liability Company Operating Agreement of RFS SPE 1 1998 LLC, dated December 18, 1998, between RFS MM 1 1998 Corporation, as general partner, and the Operating Partnership, as limited partner.

3. Limited Liability Company Operating Agreement of RFS SPE 2 1998 LLC, dated December 18, 1998, between RFS MM 2 1998 Corporation, as general partner, and the Operating Partnership, as limited partner.

4. Limited Liability Company Operating Agreement of RFS SPE 2000 LLC, dated as of July 21, 2000, between RFS MM 2000 Corporation, as general partner, and the Operating Partnership, as limited partner.

5. Limited Liability Company Operating Agreement of RFS SPE2 2000 LLC, dated July 27, 2000, between RFS MM2 2000 Corporation, as general partner, and the Operating Partnership, as limited partner.

6. Limited Partnership Agreement of RFS Financing Partnership II, L.P., dated June 8, 1998, between RFS Wharf Property Corporation, as general partner, and the Operating Partnership, as limited partner.